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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 9, 2003


                                        WAM Acquisition GP, Inc.
                                          for itself and as general partner of
                                          LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                        By: /s/ Bruce H. Lauer
                                            -----------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary


                                        LIBERTY ACORN TRUST


                                        By: /s/ Bruce H. Lauer
                                            -----------------------------------
                                                Bruce H. Lauer
                                                Vice President, Treasurer and
                                                Secretary

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